PRUDENTIAL'S GIBRALTAR FUND, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									March 29, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Prudential's Gibraltar Fund, Inc.
		File Nos. 2-32685 and 811-01660

	On behalf of the Prudential's Gibraltar Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.
This document has been filed using the EDGAR system.  Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,


							/s/ Grace C. Torres
							Grace C. Torres
							Treasurer